Exhibit 99.1
4064 Colony Road, Suite 200
Charlotte, NC 28211
704.973.7000
www.horizonlines.com
N e w s  R e l e a s e
For information contact:
Jim Storey
Director of Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES REPORTS FIRST-QUARTER FINANCIAL RESULTS
•	Results Slightly Ahead of Internal Expectations
•	Achieved Adjusted EBITDA of $19.2 Million
•	Adjusted Free Cash Flow Consumption Below Year-Ago Levels
CHARLOTTE, NC, April 24, 2009 – Horizon Lines, Inc. (NYSE: HRZ), today reported results for the fiscal first quarter ended March 22, 2009.
On a GAAP basis, the company reported a net loss of $(10.0) million, or $(0.33) per share, on revenue of $272.4 million. The adjusted net loss totaled $(4.7) million, or $(0.15) per share, after excluding a restructuring charge and anti-trust related legal expenses. Net income for the first quarter of 2008 totaled $0.7 million, or $0.02 per diluted share, after applying required retrospective changes in accounting for the treatment of convertible debt and restricted stock share-based payment awards (for a description of the accounting changes, see footnote on following table). Revenue for the first quarter of 2008 was $305.9 million.
Adjusted 2009 first-quarter results exclude:
▪	Anti-trust related legal expenses totaling $4.4 million, or $0.15 per share after tax, related to the Department of Justice anti-trust investigation and related litigation; and
▪	A restructuring charge of $0.8 million, or $0.03 per diluted share after tax, for completion of the company’s non-union workforce reduction.

Horizon Lines 1st Quarter 2009	Page 2 of 14
Comparison of GAAP and Non-GAAP Earnings (in millions, except per share data)*

	Quarters Ended
	3/22/09	3/23/08
GAAP:
Operating revenue	$272.4	$305.9

Net (loss) income (1)	$(10.0)	$0.7
Net (loss) income per diluted share (1)	$(0.33)	$0.02

Non-GAAP:
EBITDA	$14.0	$27.3
Adjusted EBITDA*	$19.2	$27.3
Adjusted net (loss) income *	$(4.7)	$0.7
Adjusted net (loss) income per diluted share*	$(0.15)	$0.02

*	See attached schedules for reconciliation of first-quarter 2009 and 2008 reported GAAP results to adjusted Non-GAAP results.

(1)	Net income for 2008 includes a reduction of $1.4 million, or $0.04 per share, related to a required retrospective change in accounting for convertible debt; and also includes a $0.01 per share reduction for a change in accounting for restricted share-based payment awards as participating securities. In addition, the company recorded $2.4 million in non-cash interest expense in the 2009 first quarter associated with the required change in convertible debt accounting, and will record an estimated total non-cash interest expense of $10.0 million throughout 2009.
“Horizon Lines’ first-quarter financial performance was slightly above our expectations, due to improved unit revenue, net of fuel, lower net fuel expense, reduced overhead and improved equipment expense, which more than offset a volume shortfall and non-transportation revenue deficit,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “We continued to face an unprecedented challenging environment characterized by a deepening global recession and extreme winter weather that impacted volumes in all of our tradelanes. Despite these challenges, we achieved adjusted EBITDA of $19.2 million, adjusted free cash flow consumption below year-ago levels, and finished the quarter with adequate corporate liquidity and in compliance with our credit facility financial covenants.
“As anticipated, volume declines during the quarter exceeded historic seasonal softness due to the continued sharp slowdown of our Hawaii market, ongoing economic stagnation in Puerto Rico, and a severe winter in Alaska,” Mr. Raymond said. “We achieved a revenue per container rate increase of 3.3%, net of fuel, helping to partially offset the soft volume and contractual expense increases.
“As we look forward, we expect continued modest container rate increases, lower fuel prices and other costs reductions to help offset anticipated slight volume declines for the year,” Mr. Raymond said. “Our market shares appear to be holding steady in all three tradelanes as we remain focused on customer service excellence, while continuing to drive costs out of our business.

Horizon Lines 1st Quarter 2009	Page 3 of 14
“Our young logistics business operated at a loss for the quarter as we expected”, Mr. Raymond said. “We are optimistic that results will improve throughout the remainder of the year, however, as Logistics continues to build its pipeline of new business.
“We believe we are well positioned to withstand a prolonged economic slowdown, and to participate in the benefits of an economic recovery when it occurs,” Mr. Raymond continued. “We primarily serve the U.S. domestic ocean markets, carrying cargo vital to the basic needs of our trade lanes. While this doesn’t make us recession proof, we believe it makes us somewhat recession resistant. We are aligned with diverse, large, brand-name companies as well as with several agencies of the U.S. government. And we are financially stable, with no anticipated recapitalization needs until 2012.”
First-Quarter 2009 Financial Highlights
     Operating Revenue – Operating revenue declined 11.0% to $272.4 million from $305.9 million a year ago. The largest factor in the decline was reduced fuel surcharges resulting from lower fuel prices, followed by a 7.1% overall volume decline. The volume decline was due primarily to the sharp economic slowdown in Hawaii, a continuing recession in Puerto Rico and a severe winter in Alaska. The volume decline was partially offset by revenue per container improvements in all tradelanes. Revenue per container increased by $107, or 3.3%, net of fuel, from the prior year.
     Operating (Loss) Income – The operating loss for the first quarter of 2009 totaled $(0.8) million, compared with operating income of $11.6 million for the first quarter of 2008. The 2009 operating loss reflects expenses of $5.2 million consisting of $4.4 million related to legal costs arising from the antitrust investigation and $0.8 million related to the restructuring. Excluding these items, adjusted operating income totaled $4.4 million for the first quarter. The decline from last year was largely due to reduced volumes and lower non-transportation revenue, which were partially offset by reduced fuel costs and non-union workforce reductions.
     EBITDA – EBITDA totaled $14.0 million for the 2009 first quarter, compared with $27.3 million for the same period a year ago. Adjusted EBITDA for the 2009 first quarter was $19.2 million. EBITDA and adjusted EBITDA for the 2009 first quarter were impacted by the same factors affecting operating income.
     Shares Outstanding – The company had a weighted daily average of 30.4 million diluted shares outstanding for the first quarter of 2009, compared with 30.9 million for the first quarter of 2008, when the company completed a share repurchase program.
Please see attached schedules for reconciliation of first-quarter 2009 and 2009 reported GAAP results and Non-GAAP adjusted results.

Horizon Lines 1st Quarter 2009	Page 4 of 14
Outlook
“Although the challenging winter months are behind us, we believe that too many unprecedented uncertainties remain in 2009 to resume our practice of providing specific annual financial guidance,” Mr. Raymond said. “We will evaluate this position again at the end of the second quarter. While our first-quarter financial performance was somewhat ahead of our expectations, there can be no assurances that this can be sustained throughout the year. Nevertheless, as we move into the second quarter, our 2009 financial plan remains on course. This plan projects adjusted EBITDA slightly below our 2008 results and improved adjusted free cash flow relative to last year, based on current assumptions regarding volume, rates and fuel costs.”
Webcast & Conference Call Information
Company executives will provide additional perspective on the Company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-866-394-6819, and providing the operator with conference number 93969456. A hardcopy of the presentation materials may be printed from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby enhances the user’s overall understanding of the company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC owns or leases a fleet of 21 U.S.-flag containerships and 6 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC offers customized logistics solutions to shippers from a suite of transportation and distribution management services, information technology developed by Horizon Services Group, and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.

Horizon Lines 1st Quarter 2009	Page 5 of 14
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 5, 2009, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 1st Quarter 2009	Page 6 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

		December 21,
	March 22,	2008
	2009	(As Adjusted) (1)
Assets
Current assets
Cash	$4,960	$5,487
Accounts receivable, net of allowance of $7,955 and $8,217 at March 22, 2009 and December 21, 2008, respectively	133,774	135,299
Deferred tax asset	4,150	7,450
Prepaid vessel rent	16,273	4,471
Materials and supplies	22,898	23,644
Other current assets	9,896	10,424

Total current assets	191,951	186,775
Property and equipment, net	205,115	208,453
Goodwill	317,068	317,068
Intangible assets, net	119,805	125,542
Deferred tax asset	14,213	10,669
Other long-term assets	27,149	24,122

Total assets	$875,301	$872,629

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,753	$41,947
Current portion of long-term debt	9,677	6,552
Accrued vessel rent	—	5,421
Other accrued liabilities	102,096	97,720

Total current liabilities	140,526	151,640
Long-term debt, net of current	553,945	526,259
Deferred rent	25,940	27,058
Other long-term liabilities	29,847	30,836

Total liabilities	750,258	735,793

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 33,976 shares issued and 30,176 shares outstanding as of March 22, 2009 and 33,808 shares issued and 30,008 shares outstanding as of December 21, 2008	340	338
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	201,222	199,644
Retained earnings	8,794	22,094
Accumulated other comprehensive loss	(6,775)	(6,702)

Total stockholders’ equity	125,043	136,836

Total liabilities and stockholders’ equity	$875,301	$872,629

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities. See table: “Changes in Accounting for Convertible Notes and Share-Based Payment Awards”

Horizon Lines 1st Quarter 2009	Page 7 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Quarters Ended
		March 23,
	March 22,	2008
	2009	(As Adjusted) (1)
Operating revenue	$272,351	$305,947
Operating expense:
Cost of services (excluding depreciation expense)	229,659	252,970
Depreciation and amortization	10,975	11,326
Amortization of vessel dry-docking	3,798	4,374
Selling, general and administrative	27,768	25,131
Restructuring costs	788	—
Miscellaneous expense, net	182	545

Total operating expense	273,170	294,346
Operating (loss) income	(819)	11,601
Other expense:
Interest expense, net	9,431	11,159
Other income, net	—	(3)

(Loss) income before income tax benefit	(10,250)	445
Income tax benefit	(297)	(281)

Net (loss) income	$(9,953)	$726

Net (loss) income per share:
Basic	$(0.33)	$0.02
Diluted	$(0.33)	$0.02

Number of shares used in calculation:
Basic	30,424	30,492
Diluted	30,424	30,874

Dividends declared per common share	$0.11	$0.11

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities. See table: “Changes in Accounting for Convertible Notes and Share-Based Payment Awards”

Horizon Lines 1st Quarter 2009	Page 8 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarters Ended
		March 23,
	March 22,	2008
	2009	(As Adjusted) (1)
Cash flows from operating activities:
Net (loss) income	$(9,953)	$726
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	5,817	5,984
Amortization of other intangible assets	5,158	5,342
Amortization of vessel dry-docking	3,798	4,374
Restructuring costs	788	—
Amortization of deferred financing costs	577	673
Deferred income taxes	(199)	(469)
Gain on equipment disposals	(15)	(11)
Stock-based compensation	941	1,186
Accretion of interest on 4.25% convertible notes	2,422	2,150
Changes in operating assets and liabilities:
Accounts receivable	1,525	(12,947)
Materials and supplies	746	1,145
Other current assets	529	(760)
Accounts payable	(13,194)	(14,485)
Accrued liabilities	1,261	3,145
Vessel rent	(18,137)	(17,446)
Vessel dry-docking payments	(3,147)	(2,531)
Other assets/liabilities	(1,277)	824

Net cash used in operating activities	(22,360)	(23,100)

Cash flows from investing activities:
Purchases of property and equipment	(3,315)	(3,444)
Purchase of business	—	(198)
Proceeds from the sale of property and equipment	89	112

Net cash used in investing activities	(3,226)	(3,530)

Cash flows from financing activities:
Borrowing under revolving credit facility	40,000	67,000
Payments on revolving credit facility	(10,000)	(9,000)
Payments on long-term debt	(1,612)	(1,632)
Dividends to stockholders	(3,348)	(3,321)
Common stock issued under employee stock purchase plan	19	10
Purchase of treasury stock	—	(29,342)
Payments of financing costs	—	(76)
Payments on capital lease obligation	—	(20)

Net cash provided by financing activities	25,059	23,619

Net decrease in cash	(527)	(3,011)
Cash at beginning of year	5,487	6,276

Cash at end of year	$4,960	$3,265

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities. See table: “Changes in Accounting for Convertible Notes and Share-Based Payment Awards”

Horizon Lines 1st Quarter 2009	Page 9 of 14
Horizon Lines, Inc.
Adjusted Operating Income
($ in Millions)

	Quarter Ended	Quarter Ended
	March 22, 2009	March 23, 2008
Operating (Loss) Income	$(0.8)	$11.6

Adjustments:
Restructuring Charge	0.8	—
Anti-Trust Legal Expenses	4.4	—

Total Adjustments	5.2	—

Adjusted Operating Income	$4.4	$11.6

Horizon Lines 1st Quarter 2009	Page 10 of 14
Horizon Lines, Inc.
Adjusted Net (Loss) Income
($ in Millions)

	Quarter Ended	Quarter Ended
	March 22, 2009	March 23, 2008 (1)
Net (Loss) Income	$(10.0)	$0.7

Adjustments:
Restructuring Charge	0.8	—
Anti-Trust Legal Expenses	4.4	—
Tax Impact of Adjustments	0.1	—

Total Adjustments	5.3	—

Adjusted Net (Loss) Income	$(4.7)	$0.7

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities. See table: “Changes in Accounting for Convertible Notes and Share-Based Payment Awards”

Horizon Lines 1st Quarter 2009	Page 11 of 14
Horizon Lines, Inc.
Adjusted Net (Loss) Income Per Diluted Share

	Quarter Ended	Quarter Ended
	March 22, 2009	March 23, 2008 (1)
Net (Loss) Income Per Diluted Share	$(0.33)	$0.02

Adjustments Per Share:
Restructuring Charge	0.03	—
Anti-Trust Legal Expenses	0.15	—

Total Adjustments Per Share	0.18	—

Adjusted Net (Loss) Income Per Diluted Share	$(0.15)	$0.02

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities. See table: “Changes in Accounting for Convertible Notes and Share-Based Payment Awards”

Horizon Lines 1st Quarter 2009	Page 12 of 14
Horizon Lines, Inc.
Net Income / EBITDA / Adjusted EBITDA Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended
	March 22, 2009	March 23, 2008 (1)
Net (Loss) Income	$(10.0)	$0.7

Interest Expense, Net	9.5	11.2
Tax (Benefit) Expense	(0.3)	(0.3)
Depreciation and Amortization	14.8	15.7

EBITDA	14.0	27.3
Restructuring Charge	0.8	—
Anti-Trust Legal Fees	4.4	—

Adjusted EBITDA	$19.2	$27.3

Note:	EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require the Company to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions. Adjusted EBITDA excludes certain charges in order to evaluate our operating performance, for making day-to-day operating decisions and when determining the payment of discretionary bonuses.

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities. See table: “Changes in Accounting for Convertible Notes and Share-Based Payment Awards”

Horizon Lines 1st Quarter 2009	Page 13 of 14
Horizon Lines, Inc.
Operating Income to Adjusted EBITDA Segment Reconciliation
($ in Millions)
First Quarter 2009

	Liner	Logistics	Consolidated
Operating (Loss) Income	$1.0	$(1.8)	$(0.8)
Depreciation and Amortization	10.9	0.1	11.0
Amortization of Vessel Dry-docking	3.8	—	3.8

EBITDA	15.7	(1.7)	14.0
Restructuring Charge	0.8	—	0.8
Anti-Trust Legal Expenses	4.4	—	4.4

Adjusted EBITDA	$20.9	$(1.7)	$19.2

Horizon Lines 1st Quarter 2009	Page 14 of 14
Horizon Lines, Inc.
Changes in Accounting for Convertible Notes and Share-Based Payments Awards
($ in Thousands, Except Per Share Amounts)
Quarter Ended March 23, 2008

	As Reported	Adjustments (1)	As Adjusted
Interest Expense, Net	$9,009	$2,150	$11,159
Income Tax Expense (Benefit)	$504	$(785)	$(281)
Net Income	$2,091	$(1,365)	$726

Denominator for Basic Net Income Per Share	30,291	201	30,492
Effect of Dilutive Securities	502	(120)	382

Denominator for Diluted Net Income Per Share	30,793	81	30,874

Net Income Per Share
Basic	$0.07	$(0.05)	$0.02
Diluted	$0.07	$(0.05)	$0.02

(1)	Adjustments reflect increased interest expense due to adoption of FSP APB 14-1 and a change in basic and diluted shares due to adoption of FSP EITF 03-6-1. FSP APB 14-1 requires that the liability and equity components of certain convertible debt instruments be separately accounted for in a manner that reflects an issuer’s non-convertible debt borrowing rate. As such the debt is recorded at a discount which is accreted to its par value over its expected life. FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends are participating securities and thus should be included in the two-class method of computing earnings per share.
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